               As filed with the Securities and Exchange Commission on July 10, 2003 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALIPER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	33-0675808
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

605 FAIRCHILD DRIVE
MOUNTAIN VIEW, CA 94043-2234
(Address of principal executive offices, including zip code)

ACQUISITION EQUITY INCENTIVE PLAN
(Full title of the plan)

James L. Knighton
President, Chief Operating Officer and Chief Financial Officer
Caliper Technologies Corp.
605 Fairchild Drive
Mountain View, CA 94043-2234
(650) 623-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert L. Jones, Esq.
Brett D. White, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered	Price per Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $0.001 per share	900,000 shares	$4.985	$4,486,500.00	$362.96

(1)	900,000 shares to be registered pursuant to the Acquisition Equity Incentive Plan. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 3, 2003 as reported on the Nasdaq National Market.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Caliper Technologies Corp. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a)  The Company’s annual report on Form 10-K filed on March 28, 2003.

     (b)  The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     (c)  The Company’s Current Reports on Form 8-K as filed on May 6, 2003 and June 11, 2003.

     (d)  The description of the Company’s common stock which is contained in the Registration Statement on Form 8-A filed November 22, 1999, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Cooley Godward LLP, Palo Alto, California, will provide us with an opinion as to the validity of the common stock offered under this prospectus. As of the date of this prospectus, certain members of Cooley Godward LLP own an aggregate of approximately 3,779 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the fullest extent permitted by Delaware law. The bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Bylaws of the Registrant.
4.3(3)	Amendment No. 1 to Bylaws of Registrant.
4.4(4)	Specimen Stock Certificate.
4.5(5)	Rights Agreement, dated as of December 18, 2001, between Registrant and Wells Fargo Bank Minnesota, N.A., as Rights Agent.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to Signature Page.
99.1	Acquisition Equity Incentive Plan

(1)	Previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.4 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.4 to the latest annual report on Form 10-K filed March 28, 2003, and incorporated herein by reference.

(4)	Previously filed as Exhibit 4.2 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 99.2 to Current Report on Form 8-K filed December 19, 2001, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

1.     The undersigned registrant hereby undertakes:

     (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on July 9, 2003.

Caliper Technologies Corp.

By:	/s/ James L. Knighton

James L. Knighton President, Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Knapp and James L. Knighton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Knapp	Chief Executive Officer and Director	July 9, 2003

Michael R. Knapp, Ph.D.	(Principal Executive Officer)

/s/ James L. Knighton	President, Chief Operating Officer	July 9, 2003

James L. Knighton	and Chief Financial Officer
(Principal Financial Officer)

/s/ Anthony Hendrickson	Vice President of Finance, Corporate	July 9, 2003

Anthony Hendrickson	Controller and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Robert C. Bishop	Director	July 9, 2003

Robert C. Bishop, Ph.D.

/s/ Anthony B. Evnin	Director	July 9, 2003

Anthony B. Evnin, Ph.D.

/s/ Daniel L. Kisner	Director	July 9, 2003

Daniel L. Kisner, M.D.

/s/ Regis P. McKenna	Director	July 9, 2003

Regis P. McKenna

/s/ David V. Milligan	Director	July 9, 2003

David V. Milligan, Ph.D.

/s/ Robert T. Nelsen	Director	July 9, 2003

Robert T. Nelsen

EXHIBIT INDEX

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Bylaws of the Registrant.
4.3(3)	Amendment No. 1 to Bylaws of the Registrant.
4.4(4)	Specimen Stock Certificate.
4.5(5)	Rights Agreement, dated as of December 18, 2001, between Registrant and Wells Fargo Bank Minnesota, N.A., as Rights Agent.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to Signature Page.
99.1	Acquisition Equity Incentive Plan

(1)	Previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.4 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.4 to the latest annual report on Form 10-K filed March 28, 2003, and incorporated herein by reference.

(4)	Previously filed as Exhibit 4.2 to the Registration Statement on Form S-1 (No. 333-88827), as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 99.2 to the Current Report on Form 8-K filed December 19, 2001, and incorporated herein by reference.